Exhibit 99.1

Absci Reports Second Quarter 2022 Financial Results and Business Update
Exceeded annual Active Program guidance with ten programs signed year-to-date
Executed strategic reorganization to extend cash runway into late-2025
VANCOUVER, Wash. and NEW YORK, August 11, 2022 – Absci Corporation (Nasdaq: ABSI), the drug and target discovery company harnessing deep learning AI and synthetic biology to expand the therapeutic potential of proteins, today reported financial and operating results for the quarter ended June 30, 2022.
"As we pass the halfway point of 2022, our team continues to make excellent progress toward our stated objectives," said Sean McClain, founder and CEO. "Since becoming a public company one year ago, we have signed 13 discovery programs and continue to see momentum with adoption of our technology, reflected in the discovery deals we've signed each of the last three quarters. With ten new Active Programs for drug discovery activities signed year-to-date, we have already exceeded our guidance for the year. Furthermore, in light of current market conditions, we've recently undertaken a diligent strategic review of our operations to refine our focus on drug discovery value creation. This has led to some difficult staffing decisions as we've prioritized activities, but it has afforded us an extended cash runway and positioned us optimally to achieve our vision of fully in silico protein-based drug discovery."
Recent Highlights
•Exceeded annual guidance of at least eight new Active Programs for 2022 with ten Active Programs for drug discovery activities signed year-to-date, bringing the total current number of Active Programs to 19.
•Entered into a multi-program collaboration agreement with an undisclosed biotech partner operating in stealth-mode. The partner is focused on discovery and development of antibody-drug-conjugates initially for oncology indications and has developed novel, proprietary warhead linker chemistries that it will target to specified sites on subject antibodies by exploiting Absci’s Bionic™ protein non-standard amino acid incorporation technology.
~~•~~Presented results of development of AI models for antibody optimization in an oral talk at the PEGS conference in May; the research was additionally selected for presentation at the 2022 International Conference on Machine Learning Workshop on Computational Biology in July. This research, along with our plan for continued manuscripts, further demonstrates our progress and leading role in the field of AI/ML drug discovery.

Exhibit 99.1
•Strengthened executive leadership team, adding Denise Dettore as Chief People Officer and Jack Gold as Chief Marketing Officer.
Strategic Reorganization
Absci recently undertook a strategic review of operations to refine our focus on drug discovery value creation, yielding a comprehensive corporate reorganization. Absci is focusing on initiatives that reinforce progress toward our business inflection points, extending cash and cash equivalents sufficient to fund our operations into late 2025.
Internal R&D efforts will prioritize continued development of our AI-powered drug discovery platform and enhancement of our Bionic™ protein non-standard amino acid incorporation technology. As a result of this reorganization, Absci has undertaken actions to streamline its workforce, resulting in a reduction of headcount, in addition to the elimination of certain planned hires and capital expenditures.
Second Quarter 2022 Financial Results
Cash and cash equivalents as of June 30, 2022 was $206.0 million, as compared to $252.6 million as of December 31, 2021.
Research and development expenses were $16.2 million for the second quarter of 2022, as compared to $11.0 million for the second quarter of 2021. This increase was primarily driven by growth in our team and related personnel costs, increased lab operation costs, and additional investments in platform expansion, including data initiatives and AI capabilities.
Selling, general, and administrative expenses were $10.5 million for the second quarter of 2022, as compared to $5.2 million for the second quarter of 2021. This increase was primarily due to personnel-related costs and other expenses related to operating as a publicly traded company.
Net loss was $28.7 million for the second quarter of 2022, as compared to $41.2 million for the second quarter of 2021.
2022 Outlook
Absci now expects a net decrease in cash, cash equivalents, and restricted cash of approximately $110 million for 2022. This includes one-time, time-based disbursements totaling $10.5 million from restricted cash associated with the Denovium and Totient acquisitions.
About Absci
Absci is the drug and target discovery company harnessing deep learning AI and synthetic biology to expand the therapeutic potential of proteins. We built our Integrated Drug Creation™ Platform to identify novel drug targets, discover optimal biotherapeutic candidates, and generate the cell lines to manufacture them in a single efficient process. Biotech and pharma innovators partner with us to create the next generation of protein-based drugs, including those that may be impossible to make with other

Exhibit 99.1
technologies. Our goal is to enable the development of better medicines by Translating Ideas into Drugs™. For more information visit www.absci.com and follow us on social media: Twitter: @Abscibio, LinkedIn: @absci, and subscribe to our Absci YouTube channel.
Availability of Other Information About Absci
Investors and others should note that we routinely communicate with investors and the public using our website (www.absci.com) and our investor relations website (investors.absci.com), including without limitation, through the posting of investor presentations, SEC filings, press releases, public conference calls and webcasts on these websites. The information that we post on these websites could be deemed to be material information. As a result, investors, the media, and others interested in Absci are encouraged to review this information on a regular basis. The contents of our website, or any other website that may be accessed from our website, shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.
Forward-Looking Statements
Certain statements in this press release that are not historical facts are considered forward-looking within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements containing the words “will,” “pursues,” “anticipates,” “plans,” “believes,” “forecast,” “estimates,” “extends,” “expects,” and “intends,” or similar expressions. We intend these forward-looking statements, including statements regarding our expectations regarding business operations, financial performance and results of operations, including our expectations and guidance regarding cash, cash equivalents and restricted cash, our projected cash usage, needs and runway, plans for hiring, our expectations for the count of new Active Programs, technology development efforts and the application of those efforts, advancements toward in silico drug design, drug discovery and development activities, internal research and publication efforts, and research and technology development collaboration efforts, to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Securities Exchange Act, and we make this statement for purposes of complying with those safe harbor provisions. These forward-looking statements reflect our current views about our plans, intentions, expectations, strategies, and prospects, which are based on the information currently available to us and on assumptions we have made. We can give no assurance that the plans, intentions, expectations, or strategies will be attained or achieved, and, furthermore, actual results may differ materially from those described in the forward-looking statements and will be affected by a variety of risks and factors that are beyond our control, including, without limitation, risks and uncertainties relating to our ability to effectively collaborate on research, drug discovery and development activities with our partners or potential partners; along with those risks set forth in our most recent periodic report filed with the U.S. Securities and Exchange Commission, as well as discussions of potential risks, uncertainties, and other important factors in our subsequent filings with the U.S. Securities and Exchange Commission. Except as required by law, we assume no obligation to update publicly any forward-looking statements, whether as a result of new information, future events, or otherwise.

Exhibit 99.1
Investor Contact:
investors@absci.com
Media Contact:
press@absci.com

Exhibit 99.1
Absci Corporation
Condensed Consolidated Statements of Operations (unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(In thousands, except for share and per share data)	2022	2021	2022	2021
Revenues
Technology development revenue	$636	$592	$1,090	$1,532
Collaboration revenue	366	136	731	259
Total revenues	1,002	728	1,821	1,791
Operating expenses
Research and development	16,241	11,040	32,068	18,090
Selling, general and administrative	10,507	5,179	21,396	9,864
Depreciation and amortization	3,141	1,201	6,047	1,677
Total operating expenses	29,889	17,420	59,511	29,631
Operating loss	(28,887)	(16,692)	(57,690)	(27,840)
Other expense
Interest expense	(211)	(2,009)	(406)	(2,464)
Other income (expense), net	148	(28,114)	273	(27,950)
Total other expense, net	(63)	(30,123)	(133)	(30,414)
Loss before income taxes	(28,950)	(46,815)	(57,823)	(58,254)
Income tax (expense) benefit	270	5,617	(351)	6,094
Net loss	(28,680)	(41,198)	(58,174)	(52,160)
Cumulative undeclared preferred stock dividends	—	(1,047)	—	(2,042)
Net loss applicable to common stockholders	$(28,680)	$(42,245)	$(58,174)	$(54,202)

Net loss per share attributable to common stockholders: Basic and diluted	$(0.32)	$(2.39)	$(0.64)	$(3.13)

Weighted-average common shares outstanding: Basic and diluted	90,669,499	17,641,147	90,471,950	17,312,437

Exhibit 99.1
Absci Corporation
Condensed Consolidated Balance Sheets (unaudited)

	June 30,	December 31,
(In thousands, except for share and per share data)	2022	2021
ASSETS
Current assets:
Cash and cash equivalents	$206,021	$252,569
Restricted cash	15,017	10,513
Receivables under development arrangements	310	1,425
Prepaid expenses and other current assets	6,540	8,572
Total current assets	227,888	273,079
Operating lease right-of-use assets	5,708	6,538
Property and equipment, net	54,890	52,114
Intangibles, net	53,308	54,992
Goodwill	21,335	21,335
Restricted cash, long-term	1,845	16,844
Other long-term assets	1,341	1,293
TOTAL ASSETS	$366,315	$426,195
LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
Accounts payable	$5,470	$8,385
Accrued expenses	17,054	17,434
Long-term debt, current	2,135	2,400
Operating lease obligations	1,584	1,502
Financing lease obligations	2,651	2,785
Deferred revenue	2,798	1,353
Total current liabilities	31,692	33,859
Long-term debt - net of current portion	7,125	1,124
Operating lease obligations - net of current portion	8,175	8,969
Finance lease obligations - net of current portion	1,818	3,231
Deferred tax, net	1,085	743
Other long-term liabilities	227	12,162
TOTAL LIABILITIES	50,122	60,088
Commitments (See Note 8)
STOCKHOLDERS' EQUITY
Preferred stock, $0.0001 par value	—	—
Common stock, $0.0001 par value	9	9
Additional paid-in capital	565,444	557,136
Accumulated deficit	(249,199)	(191,025)
Accumulated other comprehensive loss	(61)	(13)
TOTAL STOCKHOLDERS' EQUITY	316,193	366,107
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$366,315	$426,195